EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-40801 and Form S-8 No. 333-147705) pertaining to the 401(k) Plan of Medicis Pharmaceutical Corporation of our report dated July 12, 2011, with respect to the financial statements and supplemental schedule of the Medicis Pharmaceutical Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP
Phoenix, Arizona
July 12, 2011